Exhibit 10.14

OFFICE LEASE
[RiverPark Corporate Center—Building Five]

between

RIVERPARK FIVE, LLC,
a Utah limited liability company,
as landlord,

and

PROVO CRAFT AND NOVELTY, INC.,
a Utah corporation,
as tenant

Dated November 20, 2014

SIGNATURES		Signatures-1
EXHIBIT A	RULES	Exhibit A-1
EXHIBIT B	DESCRIPTION OF PREMISES	Exhibit B-1
EXHIBIT C	PREPARATION OF PREMISES FOR OCCUPANCY	Exhibit C-1
EXHIBIT D	COMMENCEMENT DATE CERTIFICATE	Exhibit D-1
EXHIBIT E	SUBLEASE CONSENT AGREEMENT	Exhibit E-1
SCHEDULE I	JANITORIAL SERVICES	Schedule 1-1
RIDER TO OFFICE LEASE		Rider- 1

i

OFFICE LEASE

[RiverPark Corporate Center—Building Five]

THIS OFFICE LEASE (this “Lease”) is entered into as of the 20th day of November, 2014, between RIVERPARK FIVE, LLC, a Utah limited liability company (“Landlord”), whose address is 10701 South River Front Parkway, Suite 135, South Jordan, Utah 84095, and PROVO CRAFT AND NOVELTY, INC., a Utah corporation (“Tenant”), whose address is 10876 South River Front Parkway, Suite 500, South Jordan, Utah 84095.

FOR THE SUM OF TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant agree as follows:

1.Definitions. As used in this Lease, each of the following terms shall have the meaning indicated:

1.1.“Base Year Operating Expenses” means the Operating Expenses (as defined in Paragraph 5.1.2) that are actually incurred in calendar year 2015.

1.2.“Basic Monthly Rent” means the following amounts per calendar month for the periods indicated; provided, however, that if the Commencement Date occurs on a date other than August 1, 2015, the periods set forth below shall begin on such other date (as memorialized in the Commencement Date Certificate attached as Exhibit D) and shall shift accordingly:

Periods	Basic Monthly Rent	Annual Cost Per Rentable Square Foot
August 1, 2015 through December 31, 2015, inclusive	$18,328.75 per month	$7.52
January 1, 2016 through July 31, 2016, inclusive	$57,277.33 per month	$23.50
August 1, 2016 through July 31, 2017, inclusive	$58,715.36 per month	$24.09
August 1, 2017 through July 31, 2018, inclusive	$60,177.76 per month	$24.69
August 1, 2018 through July 31, 2019, inclusive	$61,688.91 per month	$25.31
August 1, 2019 through July 31, 2020, inclusive	$63,224.43 per month	$25.94
August 1, 2020 through July 31, 2021, inclusive	$64,808.69 per month	$26.59
August 1, 2021 through July 31, 2022, inclusive	$66,417.33 per month	$27.25
August 1, 2022 through July 31, 2023, inclusive	$68,074.72 per month	$27.93
August 1, 2023 through July 31, 2024, inclusive	$69,780.85 per month	$28.63
August 1, 2024 through July 31, 2025, inclusive	$71,535.73 per month	$29.35

1.3.“Building” means the building with the street address of 10855 South River Front Parkway, in South Jordan, Utah.

1.4.“Commencement Date” means the earlier of (a) the date on which Landlord’s construction obligations with respect to the Premises have been fulfilled, subject only to the completion by Landlord of any “punch list” items that do not materially interfere with Tenant’s use and enjoyment of the Premises, or (b) the date on which such obligations would have been fulfilled, but for Tenant Delay (as defined on the attached Exhibit C). The projected Commencement Date is August 1, 2015; provided, however, that if for any reason Landlord cannot deliver possession of the Premises to Tenant on or before such date, this Lease shall not be void or voidable, and Landlord shall not be liable to Tenant for any resultant loss or damage.  Notwithstanding the foregoing, but subject to force majeure (as described in Paragraph 22.2) and excluding Tenant Delay, if Landlord’s construction obligations with respect to the Premises have not been substantially fulfilled on or before November 15, 2015 (subject to postponement in accordance with the immediately following sentence, the “Outside Date”), then Tenant may terminate this Lease on written notice given to Landlord on or before (but not after) the date that is ten (10) days after the Outside Date.  As indicated by the immediately preceding sentence, the Outside Date shall be postponed one day for each day of force majeure delay or Tenant Delay.  Such termination shall be effective as of the date of receipt by Landlord of such notice, Landlord and Tenant shall thereafter be released and discharged from all further obligations under this Lease (except as provided in the remainder of this sentence) and Tenant shall receive a refund of any prepaid Basic Monthly Rent actually received by Landlord, but not the Security Deposit, which shall continue to be held by Landlord under the RiverPark Twelve Lease (as defined below).  Notwithstanding the foregoing to the contrary, Landlord may at any time give Tenant written notice that Landlord will not complete its construction obligations with respect to the Premises by the Outside Date, which notice shall also set forth Landlord’s then-current estimate of when such obligations will be completed, and Tenant shall have five (5) business days after receipt of such notice to exercise the foregoing termination right, or such right will be deemed to have been waived.

1.5.“Expiration Date” means the date that is ten (10) years after the Commencement Date if the Commencement Date occurs on the first day of a calendar month, or if the Commencement Date does not occur on the first day of a calendar month, the date that is ten (10) years after the first day of the first full calendar month following the Commencement Date.

1.6.“Improvements” means the Building and all other improvements related to the Building.

1.7.“Permitted Use” means the following only, and no other purpose: general office purposes (including, without limitation, general office purposes for customer support service and product development).  In no event may the Premises be used as a call center or for telemarketing purposes; provided, however, that the foregoing portion of this sentence shall not prohibit any typical business telephone communication as normally made in connection with routine customer service operations of the type currently conducted by Provo Craft and Novelty, Inc.

1.8.“Premises” means Suite 400 on the fourth floor, consisting of approximately 25,566 usable square feet and approximately 29,248 rentable square feet, shown on the attached Exhibit B and located in the Building, which contains approximately 121,425 usable square feet and approximately 138,893 rentable square feet.  The Premises do not include, and Landlord reserves, the exterior walls and roof of the Premises, the land and other area beneath the floor of the Premises, the pipes, ducts, conduits, wires, fixtures and equipment above the suspended ceiling of the Premises and the structural elements that serve the Premises or comprise the Building.  Landlord’s reservation includes the right to install, inspect, maintain, use, repair, alter and replace those areas and items and to enter the Premises in order to do so in accordance with Paragraph 9.3.  For all purposes of this Lease, the calculation of “usable square feet” and

“rentable square feet” contained within the Premises and the Building shall be subject to final measurement and verification by Landlord’s architect according to ANSI/BOMA Standard Z65.1-1996 (or any successor standard) and, in the event of a variation, Landlord and Tenant shall amend this Lease accordingly, amending each provision that is based on usable or rentable square feet, including, without limitation, Basic Monthly Rent, Security Deposit, Tenant’s Parking Stall Allocation and Tenant’s Percentage of Operating Expenses.

1.9.“Property” means the Improvements and the land owned by Landlord and serving the Improvements.

1.10.“Security Deposit” means $137,889.31 (which is currently held by Landlord in connection with the existing lease (as amended, the “RiverPark Twelve Lease”)) entered into between Tenant and RiverPark Twelve, LLC, a Utah limited liability company, as amended.

1.11.“Tenant” means each person executing this Lease as a Tenant under this Lease.  If more than one person is set forth on the signature line as Tenant, their liability under this Lease shall be joint and several.  If more than one Tenant exists, any notice required or permitted by the terms of this Lease may be given by or to any one Tenant, and shall have the same force and effect as if given by or to all persons comprising Tenant.

1.12.“Tenant’s Occupants” means any assignee, subtenant, employee, agent, licensee or invitee of Tenant.

1.13.“Tenant’s Parking Stall Allocation” means 4.25 parking stalls per 1,000 usable square feet of the Premises.

1.14.“Tenant’s Percentage of Operating Expenses” means the percentage determined by dividing the rentable square feet of the Premises by the rentable square feet of the Building, multiplying the quotient by 100 and rounding to the third (3rd) decimal place.

1.15.“Term” means the period commencing at 12:01 a.m. of the Commencement Date and expiring at midnight of the Expiration Date.

2.Agreement of Lease; Work of Improvement.

2.1.Agreement of Lease.  Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Term, together with, in accordance with the provisions set forth in this Lease, (a) such rights of ingress and egress over and across the Property that are reasonably necessary for the use of the Premises, and (b) the right to use in common with all other tenants and occupants of the Property, all interior and exterior common and public areas and facilities, including, without limitation, all parking areas, driveways, walkways, sidewalks, elevators, stairwells, public restrooms and comfort areas, lobbies, entrances, hallways, corridors and loading and delivery areas.

2.2.Work of Improvement.  The respective obligations (if any) of Landlord and Tenant to prepare the Premises for occupancy are described on the attached Exhibit C.  Landlord and Tenant shall perform or have such work performed promptly, diligently and in a first-class and workmanlike manner.  On occupancy of the Premises by Tenant, all of the obligations of Landlord set forth on the attached Exhibit C shall be deemed to be completed satisfactorily, except for any items set forth in a “punch list” prepared by Landlord and Tenant pursuant to a walk-through of the Premises within ten (10) days after the Commencement Date.  Any improvements made to the Premises pursuant to Exhibit C whether made by Landlord or Tenant, shall, on installation, be and remain the property of Landlord.  Except as set forth on the attached Exhibit C (including completion of the items set forth in such punch list), the Premises shall be delivered by Landlord and accepted by Tenant in their “as-is” condition, and, except as expressly set forth in any other provision of this Lease, Landlord shall not be obligated to make any improvements or repairs to the Premises.

3.Term; Commencement Date.   Tenant’s obligation to pay rent under this Lease shall commence on the Commencement Date (unless otherwise set forth in Paragraph 1.2), and shall be for the Term.  On Landlord’s request, Landlord and Tenant shall execute a written acknowledgement of the Commencement Date in the form of the attached Exhibit D, which acknowledgement shall be deemed to be a part of this Lease and, if requested by Landlord, shall be consented to by any guarantor of this Lease on Landlord’s standard form.  If a dispute exists over when the Premises are ready for occupancy, the decision of Landlord’s architect or contractor shall be final, unless Tenant objects to the decision of Landlord’s architect or contractor by giving written notice to Landlord within five (5) business days after receipt of such decision.  If Landlord’s architect and Tenant’s architect are unable to agree within a second five (5) business day period after such notice, the dispute shall be resolved by an independent architect mutually selected by Landlord and Tenant, acting reasonably and in good faith, the cost of which architect shall be shared equally by Landlord and Tenant.

4.Basic Monthly Rent. Tenant covenants to pay to Landlord without abatement (except as expressly provided in this Lease), deduction, offset, prior notice or demand the Basic Monthly Rent in lawful money of the United States at such place as Landlord may designate, in advance on or before the first day of each calendar month during the Term, commencing on the Commencement Date (unless otherwise set forth in Paragraph 1.2).  If the first day on which Basic Monthly Rent is due under this Lease is not the first day of a calendar month, on or before such due date the Basic Monthly Rent shall be paid for the initial fractional calendar month prorated on a per diem basis and for the first full calendar month following such due date.  If this Lease expires or terminates on a day other than the last day of a calendar month, the Basic Monthly Rent for such fractional month shall be prorated on a per diem basis.  Notwithstanding the foregoing, concurrently with its execution of this Lease, Tenant shall pay to Landlord in advance the Basic Monthly Rent for the first full calendar month following the Commencement Date in which full Basic Monthly Rent is payable.

5.Operating Expenses.

5.1.Definitions.  As used in this Lease, each of the following terms shall have the meaning indicated:

5.1.1.“Estimated Operating Expenses” means the projected amount of Operating Expenses for any given Operating Year as estimated by Landlord, in Landlord’s reasonable discretion.

5.1.2.“Operating Expenses” means all reasonable costs, expenses and fees incurred or payable by Landlord in connection with this Lease and the ownership, operation, management, maintenance and repair of the Property, determined in accordance with the reasonable accounting procedures and business practices customarily employed by Landlord, including, without limitation, the costs, expenses and fees of the following: real and, if applicable (e.g., a movable generator or other personal property serving the Building), personal property taxes and assessments (and any tax levied in whole or in part in lieu of or in addition to such taxes and assessments); provided, that after the retirement of any special assessments, the Base Year Operating Expenses shall be reduced to eliminate such special assessments; rent and gross receipts taxes; assessments for the RiverPark Corporate Center levied under a common maintenance regime; removal of snow, ice, trash and other refuse; landscaping, cleaning, janitorial, parking and security services; fire protection; utilities; supplies and materials; insurance; licenses, permits and inspections; accounting services; labor and personnel (but excluding costs, expenses and fees for employees of Landlord above the Building manager level); reasonable reserves for Operating Expenses payable during the year in which such reserves are collected; rental or a reasonable allowance for depreciation of personal property used for normal maintenance, repair and janitorial services in connection with the Property; improvements to and maintenance and repair of the Building and all equipment used in the Building; management services; provided, that the management fee shall not exceed management fees generally charged by property management companies for other comparable Class “A” suburban office buildings in the Salt Lake City metropolitan area; and that part of office rent or the rental value of space in the Building or another building used by Landlord to operate the Property; provided, however, that the office rent or the rental value of such space and the amount of such space shall be commercially reasonable under the circumstances, and shall be equitably allocated among the buildings concerned if buildings in addition to the Building are operated from such space.  All Operating Expenses shall be computed on an annual basis.  Tenant shall have sole responsibility for and shall pay when due all taxes, assessments, charges and fees levied by any governmental or quasi-governmental authority on Tenant’s use of the Premises or any personal property or fixtures kept or installed in the Premises by Tenant.  Notwithstanding the foregoing, Operating Expenses shall not include those items set forth in Paragraph 5.1 of the attached Rider to Office Lease (the “Rider”).

5.1.3.“Operating Year” means each calendar year, all or a portion of which falls within the Term.

5.1.4.“Tenant’s Estimated Share of Operating Expenses” means the result obtained by subtracting the Base Year Operating Expenses from the Estimated Operating Expenses, and then multiplying the difference by Tenant’s Percentage of Operating Expenses.  Tenant’s Estimated Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant’s Estimated Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.

5.1.5.“Tenant’s Share of Operating Expenses” means the result obtained by subtracting the Base Year Operating Expenses from the Operating Expenses actually incurred in any given Operating Year, and then multiplying the difference by Tenant’s Percentage of Operating Expenses.  Tenant’s Share of Operating Expenses for any fractional Operating Year shall be calculated by determining Tenant’s Share of Operating Expenses for the relevant Operating Year and then prorating such amount over such fractional Operating Year.

5.2.Payment of Operating Expenses.  In addition to the Basic Monthly Rent, Tenant covenants to pay to Landlord without abatement, deduction, offset, prior notice (except as provided in this Paragraph 5) or demand Tenant’s Share of Operating Expenses in lawful money of the United States at such place as Landlord may designate, in advance, commencing on January 1, 2016, and continuing on or before the first day of each calendar month thereafter during the Term in accordance with the provisions of this Paragraph 5.  On or prior to January 1, 2016 and prior to each Operating Year after January 1, 2016, if reasonably practicable, Landlord shall furnish Tenant with a written statement (the “Estimated Operating Expenses Statement”) showing in reasonable detail the computation of Tenant’s Estimated Share of Operating Expenses.  On or prior to January 1, 2016, and on the first day of each month following January 1, 2016, Tenant shall pay to Landlord one-twelfth (1/12th) of Tenant’s Estimated Share of Operating Expenses as specified in the Estimated Operating Expenses Statement for such Operating Year.  If Landlord fails to give Tenant an Estimated Operating Expenses Statement prior to any Operating Year, Tenant shall continue to pay on the basis of the Estimated Operating Expenses Statement for the prior Operating Year until the Estimated Operating Expenses Statement for the current Operating Year is received.  If at any time it appears to Landlord that the Operating Expenses will vary from Landlord’s original estimate, Landlord may deliver to Tenant a revised Estimated Operating Expenses Statement for such Operating Year, and subsequent payments by Tenant for such Operating Year shall be based on such revised Estimated Operating Expenses Statement.  Within a reasonable time after the expiration of any Operating Year (but Landlord shall exert its best, commercially reasonable, good faith efforts to do so on or before April 1st of the following Operating Year), Landlord shall furnish Tenant with a written statement (the “Actual Operating Expenses Statement”) showing in reasonable detail the computation of Tenant’s Share of Operating Expenses for such Operating Year and the amount by which Tenant’s Share of Operating Expenses exceeds or is less than the amounts paid by Tenant during such Operating Year.  If the Actual Operating Expenses Statement indicates that the amount actually paid by Tenant for the relevant Operating Year is less than Tenant’s Share of Operating Expenses for such Operating Year, Tenant shall pay to Landlord such deficit within thirty (30) days after delivery of the Actual Operating Expenses Statement.  Such payments by Tenant shall be made notwithstanding that the Actual Operating Expenses Statement is furnished to Tenant after the expiration of the Term or sooner termination of this Lease.  If the Actual Operating Expenses Statement indicates that the amount actually paid by Tenant for the relevant Operating Year exceeds Tenant’s Share of Operating Expenses for such Operating Year, such excess shall, at Landlord’s option, either be applied against any amount then payable or to become payable by Tenant under this Lease, or promptly refunded to Tenant.  No failure by Landlord to require the payment of Tenant’s Share of Operating Expenses for any period shall constitute a waiver of Landlord’s right to collect Tenant’s Share of Operating Expenses for such period or for any subsequent period; provided, however, that Landlord shall not be entitled to collect from Tenant any Operating Expenses that are billed to Tenant for the first time more than twenty-four (24) months after the calendar year in which such Operating Expenses arise.  If the Base Year Operating Expenses exceed the Operating Expenses for any full or partial Operating Year, Tenant shall not be entitled to any refund, credit or adjustment of Basic Monthly Rent.  Notwithstanding the foregoing to the contrary, (a) the Operating Expenses that vary with occupancy and are attributable to any part of the Term in which less than ninety-five percent (95%) of the rentable area of the Building is occupied by tenants paying full rent (in contrast to free rent, half rent or similar reduction) will be adjusted by Landlord to the amount that the Operating Expenses would have been if ninety-five percent (95%) of the rentable area of the Building had been occupied by tenants paying full rent, and (b) if Landlord furnishes a service to tenants in the Building, the cost of which constitutes an Operating Expense, and a tenant other than Tenant has undertaken to perform such service itself, Operating Expenses shall be increased by the amount that Landlord would have incurred if Landlord had furnished such service to such tenant.

5.3.Resolution of Disagreement.  Every statement given to Tenant by Landlord under this Lease, including, without limitation, any statement given to Tenant pursuant to Paragraph 5.2, shall be conclusive and binding on Tenant unless within ninety (90) days after the receipt of such statement Tenant notifies Landlord that Tenant disputes the correctness of such statement, specifying the particular respects in which the statement is claimed to be incorrect.  Pending the determination of such dispute by agreement between Landlord and Tenant, Tenant shall, within thirty (30) days after receipt of such statement, pay the amounts set forth in such statement in accordance with such statement, and such payment shall be without prejudice to Tenant’s position.  If such dispute exists and it is subsequently determined (whether with or without a review of Landlord’s books and records) that Tenant has paid amounts in excess of those then due and payable under this Lease, Landlord, at Landlord’s option, shall either apply such excess to an amount then payable or to become payable under this Lease or return such excess to Tenant.  Landlord shall grant to an independent certified public accountant retained by Tenant reasonable access to Landlord’s books and records for the purpose of verifying Operating Expenses incurred by Landlord, at Tenant’s sole cost, provided that (a) Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure period given to Tenant in this Lease, (b) neither Tenant nor Tenant’s employees or agents may divulge the contents of such books and records or the results of such examination to any third party, (c) Tenant provides to Landlord, at no cost, copies of any draft and final reports of such examination within five (5) business days after receipt by Tenant, and (d) Tenant has not examined such books and records within the immediately preceding twelve (12) month period; provided, however, that if such verification reveals that Tenant’s Share of Operating Expenses set forth in any Actual Operating Expenses Statement exceeded by more than five percent (5%) the amount that actually was due, Landlord shall reimburse Tenant for the reasonable charges of such accountant based on a commercially reasonable hourly charge (even if such accountant is actually paid on some other basis).  Tenant may not hire such accountant on a contingency, percentage, bonus or similar basis, unless such accountant is nationally recognized, reputable and commercially reasonable in its approach.  If as the result of such verification it is determined that Landlord has overcharged Tenant for Tenant’s Share of Operating Expenses, then the amount of the overcharge shall be credited against any amount payable or to become payable under this Lease.

6.Security Deposit.  On the date of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the faithful performance by Tenant under this Lease.   The Security Deposit shall be returned (without interest) to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest under this Lease) after the expiration of the Term or sooner termination of this Lease and delivery of possession of the Premises to Landlord in accordance with Paragraph 17 if, at such time, Tenant is not in default under this Lease.  If Landlord’s interest in this Lease is conveyed, transferred or assigned and the transferee assumes in writing Landlord’s obligations under this Lease, Landlord shall transfer or credit the Security Deposit to Landlord’s successor in interest, and Landlord shall be released from any liability for the return of the Security Deposit.  Landlord may intermingle the Security Deposit with Landlord’s own funds, and shall not be deemed to be a trustee of the Security Deposit.  If Tenant fails to pay or perform in a timely manner any obligation under this Lease, then following the expiration of any applicable notice and cure period given to Tenant in this Lease, Landlord may, prior to, concurrently with or subsequent to, exercising any other right or remedy, use, apply or retain all or any part of the Security Deposit for the payment of any monetary obligation due under this Lease, or to compensate Landlord for any other expense, loss or damage that Landlord may incur by reason of Tenant’s failure, including any damage or deficiency in the reletting of the Premises.  If all or any portion of the Security Deposit is so used, applied or retained, Tenant shall immediately deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the original amount.  Landlord may withhold the Security Deposit after the expiration of the Term or sooner termination of this Lease until Tenant has paid in full Tenant’s Share of Operating Expenses for the Operating Year in which such expiration or sooner termination occurs and all other amounts payable under this Lease.  The Security Deposit is not a limitation on Landlord’s damages or other rights under this Lease, a payment of liquidated damages or prepaid rent and shall not be applied by Tenant to the rent for the last (or any) month of the Term, or to any other amount due under this Lease.  If this Lease is terminated due to any default of Tenant, any portion of the Security Deposit remaining at the time of such termination shall immediately inure to the benefit of Landlord as partial compensation for the costs and expenses incurred by Landlord in connection with this Lease, and shall be in addition to any other damages to which Landlord is otherwise entitled.

7.Use. The Premises shall not be used or occupied for any purpose other than for the Permitted Use, and neither Tenant nor Tenant’s Occupants shall do anything that may (a) increase the existing rate or violate the provisions of any insurance carried with respect to the Property, (b) create a public or private nuisance, commit waste or unreasonably interfere with, annoy or disturb any other tenant or occupant of the Building or Landlord in the operation of the Building, (c) overload the floors or otherwise damage the structure of the Building, (d) constitute an illegal or reasonably objectionable purpose, (e) increase the cost of any utility service beyond the level permitted by Paragraph 8, (f) violate any present or future laws, ordinances, regulations or requirements or any covenants, conditions and restrictions existing with respect to the Property, (g) subject Landlord or any other tenant to any liability to any third party, or (h) lower the first-class character of the Building.  Tenant shall, at Tenant’s sole cost, (v) use the Premises in a careful and safe manner, (w) comply with all present and future laws, ordinances, regulations and requirements and any covenants, conditions and restrictions existing with respect to the Property, including, without limitation, those relating to hazardous substances, hazardous wastes, pollutants or contaminants and those relating to access by disabled persons, (x) comply with the requirements of any board of fire underwriters or other similar body relating to the Premises, (y) keep the Premises free of reasonably objectionable noises and odors, including, without limitation, cigar, pipe and similar smoke odors, and (z) not store, use or dispose of any hazardous substances, hazardous wastes, pollutants or contaminants on the Property, except for de minimis quantities of typical cleaning and office supplies that are stored, used and disposed of in accordance with all applicable laws, ordinances, regulations and requirements.

8.Utilities and Services.

8.1.Landlord’s Obligations. Landlord shall cause to be furnished to the Premises electricity for normal lighting and office computers and equipment, heat and air conditioning, water, at least those janitorial services set forth on the attached Schedule 1, snow removal, landscaping, grounds keeping and elevator service in a manner consistent with other comparable Class “A” suburban office buildings in the Salt Lake metropolitan area.  If Landlord provides electric current to the Premises in excess of normal office usage levels to enable Tenant to operate any data processing or other equipment requiring extra electric current, or if Landlord provides any other utility or service that is in excess of that typically required for routine office purposes, including additional cooling necessitated by Tenant’s equipment, Landlord shall reasonably determine or calculate the cost of such additional electric current, utility or service, and Tenant shall pay such cost on a monthly basis to Landlord.  Landlord may cause an electric or water meter to be installed in the Premises in order to measure the amount of electricity or water consumed for any such use, and the cost of such meter and any related wiring or plumbing shall be paid promptly by Tenant.  Tenant, at Tenant’s sole cost, shall provide telephone service to the Premises.  Tenant may be separately billed for, and, if billed, shall pay the cost of, any lighting, heating, ventilating and air conditioning used during any period other than Monday through Friday from 7:00 a.m. to 6:00 p.m., and Saturday from 8:00 a.m. to 1:00 p.m. Tenant shall have the right to require after-hours service on demand, provided that Tenant pays Landlord’s approximate costs for providing such service.

8.2.Landlord’s Liability.  Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease, to effectuate any abatement or reduction of rent or to collect any damages by reason of Landlord’s failure to provide or furnish any of the utilities or services set forth in Paragraph 8.1 if such failure was occasioned by any strike or labor controversy, any act or default of Tenant, the inability of Landlord to obtain services from the company supplying the same or any other cause beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Property.  Landlord shall exert commercially reasonable, good faith and diligent efforts to remedy such failure.  In no event shall Landlord be liable for loss or injury to persons or property, however arising, occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord, excepting only Landlord’s willful misconduct or gross negligence.

9.Maintenance and Repairs; Alterations; Access to Premises.

9.1.Maintenance and Repairs.  Landlord agrees to keep in good order, condition and repair, and in a clean and sanitary condition, the HVAC, mechanical, plumbing and electrical equipment servicing the Building, the mechanical, plumbing and electrical equipment and fixtures located within the Premises, the Building roof, exterior and foundations and structural (load bearing) portions of the Premises (except doors, hardware, closers, hinges and locks), the Building, and the Property (including gutters, downspouts, all service pipes, lines and mains leading to and from the Premises, and all common areas located on the Property), except for any damage thereof caused by any act or negligence of Tenant, its employees, agents, licensees or contractors, and except for portions of the Premises that are to be maintained by Tenant, as set forth in the immediately following sentence, and portions of the Building leased by persons not affiliated with Landlord.  Tenant, at Tenant’s sole cost, shall maintain the interior of the Premises (including, without limitation, all floors, walls and ceilings and their coverings, doors and locks, and Tenant’s furnishings, trade fixtures, signage, leasehold improvements, equipment and other personal property from time to time situated in or on the Premises) in good order, condition and repair and in a clean and sanitary condition (except to the extent of the janitorial services described in Paragraph 8.1).  The presence of mold may have adverse health effects for Tenant and Tenant’s Occupants and may impact building materials.  To reduce the likelihood and impact of mold growth within the Premises and the Building, Tenant shall notify Landlord or its designated property manager immediately in the event of any observed water intrusion/loss (e.g., plumbing leaks, roof leaks, large volume liquid spills, etc.) either within the Premises or within the interior or exterior common areas of the Building.

9.2.Alterations.  Tenant shall not make any change, addition, improvement or repair to the Premises (including, without limitation, the attachment of any fixture or equipment, or the addition of any pipe, line, wire, conduit or related facility for water, electricity, natural gas, telephone, sewer or other utility), unless such change, addition, improvement or repair (a) equals or exceeds the then-current standard for the Building and utilizes only new and first-grade materials, (b) is in conformity with all applicable laws, ordinances, regulations and requirements, and is made after obtaining any required permits and licenses, (c) is made with the prior written consent of Landlord, (d) is made pursuant to plans and specifications approved in writing in advance by Landlord, (e) is made after Tenant has provided to Landlord such indemnification or bonds, including, without limitation, a performance and completion bond, in such form and amount as may be satisfactory to Landlord, to protect against claims and liens for labor performed and materials furnished, and to insure the completion of any change, addition, improvement or repair, (f) is carried out by persons approved in writing by Landlord, who, if required by Landlord, deliver to Landlord before commencement of their work proof of such insurance coverage as Landlord may require, with Landlord named as an additional insured, and (g) is done only at such time and in such manner as Landlord may reasonably specify.  Any such change, addition, improvement or repair shall immediately become the property of Landlord.  Tenant shall promptly pay the entire cost of any such change, addition, improvement or repair.  Tenant shall indemnify, defend and hold harmless Landlord from and against all liens, claims, damages, losses, liabilities and expenses, including attorneys’ fees, that may arise out of, or be connected in any way with, any such change, addition, improvement or repair.  Within ten (10) days following the imposition of any lien resulting from any such change, addition, improvement or repair, Tenant shall cause such lien to be released of record by payment of money or posting of a proper bond.

9.3.Access to Premises.  Landlord and Landlord’s employees, agents and contractors may enter the Premises at reasonable times (including during normal business hours) on reasonable notice to Tenant for the purpose of cleaning, inspecting, altering, improving and repairing the Premises or other parts of the Building and ascertaining compliance with the provisions of this Lease by Tenant.  Landlord shall have free access to the Premises in an emergency.  Landlord may also show the Premises to prospective purchasers, tenants or mortgagees during normal business hours on at least twenty-four (24) hours’ notice to Tenant.  Tenant waives any claim for any damage, injury or inconvenience to, or interference with, Tenant’s business, occupancy or quiet enjoyment of the Premises and other loss occasioned by such entry, unless caused by Landlord’s willful misconduct or gross negligence.  Landlord shall at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance).  Notwithstanding anything contained in this Paragraph to the contrary, in any entry of the Premises, Landlord and Landlord’s employees shall exercise good faith, commercially reasonable efforts to minimize any interference with, and disturbance to, Tenant and the operation of Tenant’s business in the Premises.

10.Assignment.

10.1.Prohibition.  Tenant shall not, either voluntarily or by operation of law, assign, transfer, mortgage, encumber, pledge or hypothecate this Lease or Tenant’s interest in this Lease, in whole or in part, permit the use of the Premises or any part of the Premises by any persons other than Tenant or Tenant’s employees, or sublease the Premises or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed to the extent provided in, and subject to, the provisions set forth in Paragraph 2 of the Rider.  Any transfer of this Lease from Tenant by merger, consolidation, liquidation or transfer of assets shall constitute an assignment for the purposes of this Lease.  Consent to any assignment or subleasing shall not operate as a waiver of the necessity for consent to any subsequent assignment or subleasing and the terms of such consent shall be binding on any person holding by, through or under Tenant.  At Landlord’s option, any assignment or sublease without Landlord’s prior written consent shall be void ab initio (from the beginning).

10.2.Termination.  If Tenant requests Landlord’s consent to an assignment of this Lease or to a subleasing of the whole or any part of the Premises, Tenant shall submit to Landlord the terms of such assignment or subleasing, the name and address of the proposed assignee or subtenant, such information relating to the nature of such assignee’s or subtenant’s business and finances as Landlord may reasonably require and the proposed effective date (the “Effective Date”) of the proposed assignment or subleasing (which Effective Date shall be neither less than thirty (30) nor more than ninety (90) days following the date of Tenant’s submission of such information).  On receipt of such request and all such information from Tenant, Landlord may, by notice within thirty (30) days after such receipt, terminate this Lease if the request is to assign this Lease or to sublease all of the Premises or, if the request is to sublease a portion of the Premises only, terminate this Lease with respect to such portion, in each case as of the Effective Date, unless within five (5) business days after notice from Landlord to Tenant of such termination, Tenant withdraws such request.  Such right to terminate shall be for any reason, including, without limitation, the right to retain all profits of such assignment or sublease.  If Landlord exercises such termination right, Tenant shall surrender possession of the entire Premises or the portion that is the subject of the right, as the case may be, on the Effective Date in accordance with the provisions of Paragraph 17.  If this Lease is terminated as to a portion of the Premises only, the rent payable by Tenant under this Lease shall be reduced proportionately commencing as of the Effective Date, based on the percentage of the Premises as to which this Lease has been terminated.

10.3.Landlord’s Rights.  If this Lease is assigned or if all or any portion of the Premises is subleased or occupied by any person other than Tenant without obtaining Landlord’s consent, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges payable under this Lease, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment or subleasing, nor shall such collection constitute the recognition of such assignee or subtenant as Tenant under this Lease or a release of Tenant from the further performance of all of the covenants and obligations of Tenant contained in this Lease.  No consent by Landlord to any assignment or subleasing by Tenant shall relieve Tenant of any obligation to be paid or performed by Tenant under this Lease, whether occurring before or after such consent, assignment or subleasing, but rather Tenant and Tenant’s assignee or subtenant, as the case may be, shall be jointly and severally primarily liable for such payment and performance, which shall be confirmed to Landlord in writing on Landlord’s standard form, and any guarantor shall remain fully liable under such guarantor’s guaranty, which also shall be confirmed to Landlord in writing on Landlord’s standard form.  Tenant shall reimburse Landlord for Landlord’s reasonable attorneys’ and other fees and costs, not to exceed $1,500 per occurrence (assuming that Landlord is not asked to prepare the assignment or sublease agreement, or to negotiate or revise substantially (meaning spending more than one hour in attorney time) the Sublease Consent Agreement attached as Exhibit E), incurred in connection with both determining whether to give consent and giving consent.  No assignment under this Lease shall be effective unless and until Tenant provides to Landlord an executed counterpart of the assignment agreement in form and substance reasonably satisfactory to Landlord, and Landlord has executed and delivered a written consent thereto in Landlord’s standard form.  No subleasing under this Lease shall be effective unless and until Tenant provides to Landlord fully executed counterparts of the sublease agreement and the Sublease Consent Agreement substantially in the form attached as Exhibit E (which shall be negotiated by Landlord in good faith), and Landlord has executed and delivered the Sublease Consent Agreement.  Without affecting any of its other obligations under this Lease, if this Lease is assigned or all or any portion of the Premises is subleased and the rent, additional rent, compensation or other economic consideration received or to be received by Tenant in connection with such assignment or sublease (including, without limitation, any payment in excess of fair market value for services rendered by Tenant to the assignee or subtenant or for assets, fixtures, inventory, equipment or furniture transferred by Tenant to the assignee or subtenant) exceeds the Basic Monthly Rent and Tenant’s Share of Operating Expenses payable by Tenant under this Lease for the period concerned (calculated on a per rentable square foot basis if less than all of the Premises is subleased) after deducting reasonable advertising expenses, brokerage commissions, tenant improvement costs and attorneys’ fees actually incurred by Tenant and payable to non-affiliated third parties in connection with such assignment or subleasing, all of which must be amortized over the applicable lease term, then Tenant shall pay fifty percent (50%) of such excess to Landlord when received.  Prior to Landlord consenting to any such assignment or sublease, Tenant shall provide to Landlord a detailed written schedule of all rent, additional rent, compensation or other economic consideration received or to be received by Tenant in connection with such assignment or sublease, which schedule shall be certified by Tenant to Landlord as true, correct and complete in all respects, with such certification executed by Tenant.  As used in the immediately preceding two sentences, the term “Tenant” refers to the assignor in the event of an assignment, and to the sublandlord in the event of a sublease.

11.Indemnity; Waiver and Release.

11.1.Indemnity.  Tenant shall indemnify, defend and hold harmless Landlord and Landlord’s employees and agents from and against all demands, claims, causes of action, judgments, losses, damages, liabilities, fines, penalties, costs and expenses, including attorneys’ fees, arising from the occupancy or use of the Property by Tenant or Tenant’s Occupants, any hazardous substances, hazardous wastes, pollutants or contaminants deposited, released or stored by Tenant or Tenant’s Occupants on the Property, the conduct of Tenant’s business on the Property, any act or omission done, permitted or suffered by Tenant or any of Tenant’s Occupants, any injury or damage to the person, property or business of Tenant or Tenant’s Occupants without willful misconduct or gross negligence on the part of Landlord or any litigation commenced by Tenant to which Landlord is made a party without willful misconduct or gross negligence on the part of Landlord.  If any action or proceeding is brought against Landlord or Landlord’s employees or agents by reason of any of the matters set forth in the preceding sentence, Tenant, on notice from Landlord, shall defend Landlord at Tenant’s expense with counsel reasonably satisfactory to Landlord.  The provisions of this Paragraph 11.1 shall survive the expiration of the Term or sooner termination of this Lease.

11.2.Waiver and Release.  Tenant waives and releases all claims against Landlord and Landlord’s employees and agents with respect to all matters for which Landlord has disclaimed liability or responsibility pursuant to the provisions of this Lease.  In addition, Landlord and Landlord’s employees and agents shall not be liable for any loss, injury, death or damage to persons, property or Tenant’s business resulting from any theft, act of God, public enemy, injunction, riot, strike, insurrection, terrorism, war, court order, requisition, order of governmental body or authority, fire, explosion, falling object, steam, water, rain, snow, ice, wind and other weather-related occurrences, breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, construction, repair or alteration of the Premises, unless caused by the willful misconduct or gross negligence of Landlord or Landlord’s employees or agents, or other cause beyond Landlord’s reasonable control.

12.Insurance. On or before the date of this Lease, Tenant shall, at Tenant’s sole cost, procure and continue in force the following insurance coverage: (a) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than $1,000,000 per occurrence, including, without limitation, contractual liability coverage for the performance by Tenant of the indemnity agreement set forth in Paragraph 11.1; (b) property insurance with special causes of loss including theft coverage, insuring against fire, extended coverage risks, vandalism and malicious mischief, and including boiler and sprinkler leakage coverage, in an amount equal to the full replacement cost (without deduction for depreciation) of all furnishings, trade fixtures, equipment and other personal property from time to time situated in or on the Premises; and (c) workers’ compensation insurance satisfying Tenant’s obligations under the workers’ compensation laws of the state of Utah.  Such minimum limits shall in no event limit the liability of Tenant under this Lease.  Such liability insurance shall name Landlord and any other person specified from time to time by Landlord as an additional insured, and both such liability and property insurance shall be with companies reasonably acceptable to Landlord having a rating of not less than A:XII in the most recent issue of Best’s Key Rating Guide, Property-Casualty.  All liability policies maintained by Tenant shall contain a provision that Landlord and any other additional insured, although named as an insured, shall nevertheless be entitled to recover under such policies for any loss sustained by Landlord and Landlord’s employees and agents as a result of the acts or omissions of Tenant.  Tenant shall furnish Landlord with certificates of coverage.  No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days’ prior written notice to Landlord by the insurer.  All such policies shall be written as primary policies, not contributing with and not in excess of the coverage that Landlord may carry, and shall only be subject to such deductibles as may be commercially reasonable.  Tenant shall, at least ten (10) days prior to the expiration of such policies, furnish Landlord with renewals of, or binders for, such policies.  Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, members, managers, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any property insurance carried by the waiving party, but only to the extent that such loss or damage is actually covered.  Landlord and Tenant shall cause their respective insurance carriers to issue appropriate waivers of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents of the Premises.  Tenant shall cause all other occupants of the Premises claiming by, through or under Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver contained in this Paragraph and to obtain such waiver of subrogation rights endorsements.  Any mortgage lender holding an interest in any part of the Property may, at Landlord’s option, be afforded coverage under any commercial general liability insurance policy required to be secured by Tenant under this Lease by use of a mortgagee’s endorsement to the policy concerned.  Landlord shall, as part of the Operating Expenses, procure and continue in force (x) property insurance covering the Building with a replacement cost endorsement, subject to such commercially reasonable deductibles as Landlord may select, together with rental income insurance in a commercially reasonable amount, (y) commercial general liability insurance with a combined single limit for bodily injury and property damage of not less than 51,000,000 per occurrence, and (z) any insurance required by law for the protection of employees of Landlord working on or around the Property (including, without limitation, worker’s compensation insurance) with no less than the limits required by law.  All such insurance shall be provided by financially capable, licensed, third-party insurers.

13.Damage or Destruction. If the Premises are partially damaged or destroyed by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, on receipt of the insurance proceeds, repair the Premises to substantially the condition in which the Premises were immediately prior to such damage or destruction.  Landlord’s obligation under the preceding sentence shall not exceed the lesser of the cost of the standard improvements installed by Landlord in the Premises in accordance with the attached Exhibit C, or the proceeds received by Landlord from any insurance policy maintained by Landlord.  Until such repair is complete, the Basic Monthly Rent and Tenant’s Share of Operating Expenses shall be abated proportionately commencing on the date of such damage or destruction as to that portion of the Premises rendered untenantable, if any.  If (a) by reason of such occurrence the Premises are rendered wholly untenantable, (b) the Premises are damaged as a result of a risk not covered by insurance, (c) the Premises are damaged in whole or in part during the last twelve (12) months of the Term existing as of the date immediately prior to such damage or destruction, (d) the Premises or the Building (whether or not the Premises are damaged) is damaged to the extent of twenty-five percent (25%)

or more of the then-replacement value of either or to the extent that it would take, in Landlord’s opinion, in excess of ninety (90) days to complete the requisite repairs, or (e) insurance proceeds adequate to repair the Property are not available to Landlord for any reason, Landlord may either elect to repair the damage or cancel this Lease by written notice of cancellation within thirty (30) days after such event, so long at Landlord terminates leases in the Building covering an aggregate of at least seventy-five percent (75%) of the leased area of the Building, and on such notice, Tenant shall vacate and surrender the Premises to Landlord as soon as reasonably practicable, but in no event later than thirty (30) calendar days after Tenant receives such notice from Landlord.  If Landlord elects to repair any such damage, any abatement of Basic Monthly Rent and Tenant’s Share of Operating Expenses shall end on a factually correct notice given by Landlord to Tenant that the Premises have been repaired.  If the damage is caused by the negligence of Tenant or Tenant’s Occupants, Basic Monthly Rent shall not abate, except to the extent of rental income insurance proceeds relating to this Lease actually received by Landlord, or which would have been received by Landlord, had Landlord carried the rental income insurance required to be carried by Landlord pursuant to Paragraph 12.  Landlord shall exercise good faith, commercially reasonable efforts to collect such insurance proceeds.  Except for abatement of Basic Monthly Rent and Tenant’s Share of Operating Expenses, if any, Tenant shall have no claim against Landlord for any loss suffered by reason of any such damage, destruction, repair or restoration unless such loss is caused by the willful misconduct or gross negligence of Landlord or Landlord’s employees (but subject to the waiver of subrogation provisions set forth in Paragraph 12), nor may Tenant terminate this Lease as the result of any statutory provision in effect on or after the date of this Lease pertaining to the damage and destruction of the Premises or the Building.  The proceeds of all insurance carried by Tenant on Tenant’s furnishings, trade fixtures, equipment and other personal property shall be held in trust by Tenant for the purpose of the repair and replacement of the same.  Landlord shall not be required to repair any damage to, or to make any restoration or replacement of, any furnishings, trade fixtures, equipment and other personal property installed in the Premises by Tenant.  Unless this Lease is terminated by Landlord pursuant to this Paragraph, Tenant shall be required to restore or replace such furnishings, trade fixtures, equipment and other personal property on damage or destruction in at least a condition equal to that existing prior to such event.  If the Premises are damaged to the extent that it would take, according to Landlord’s reasonable estimate, in excess of six (6) months (or three (3) months if such damage occurs within the last twelve (12) months of the Term) to complete the requisite repairs, and at least fifty percent (50%) of the Premises would be untenantable for such six (6) month (or three (3) month) period, Tenant may elect to cancel this Lease by written notice of cancellation given by Tenant to Landlord within ten (10) business days after Landlord provides to Tenant a written estimate of the time required to complete the requisite repairs (which notice shall be given by Landlord to Tenant as soon as reasonably possible, but in no event later than thirty (30) calendar days after the occurrence of such damage), and on such notice, Tenant shall vacate and surrender the Premises to Landlord in accordance with the applicable provisions of this Lease.  Unless this Lease is cancelled in accordance with this Paragraph 13, Landlord shall commence such repairs within a commercially reasonable period of time after the occurrence of such damage, and shall thereafter diligently prosecute such repairs to completion in a commercially reasonable, good and workmanlike manner, notwithstanding the fact that Landlord’s receipt of insurance proceeds may be delayed (as opposed to being unavailable).

14.Condemnation. As used in this Paragraph, the term “Condemnation Proceedings” means any actions or proceedings in which any interest in the Property is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or by purchase or other means in lieu of such exercise.  If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date of the taking.  The phrase “as of the date of the taking” means the date of taking actual physical possession by the condemning authority or such earlier date as the condemning authority gives notice that it is deemed to have taken possession.  If part, but not all, of the Premises is taken, either Landlord or Tenant may terminate this Lease.  Landlord may terminate this Lease if any portion of the Property (whether or not including the Premises) is taken that, in Landlord’s reasonable judgment, substantially interferes with Landlord’s ability to operate or use the Property for the purposes for which the Property was intended, so long at Landlord terminates leases in the Building covering an aggregate of at least seventy-five percent (75%) of the leased area of the Building.  Tenant may terminate this Lease if any portion of the Property (not including the Premises) is taken, which taking prevents reasonable access to and from the Premises and the public roadways abutting the Property (and Landlord fails to provide reasonably acceptable substitute access), or, unless Landlord provides to Tenant replacement parking within reasonable proximity to the Premises, reduces the parking available to Tenant and Tenant’s Occupants on the Property below Tenant’s Parking Stall Allocation.  Any such termination must be accomplished through written notice given no later than thirty (30) days after, and shall be effective as of, the date of such taking.  In all other cases, or if neither Landlord nor Tenant exercises its right to terminate, this Lease shall remain in effect.  If a portion of the Premises is taken and this Lease is not terminated, the Basic Monthly Rent and Tenant’s Share of Operating Expenses shall be reduced in the proportion that the floor area taken bears to the total floor area of the Premises immediately prior to the taking.  Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any award for severance damage and any sums compensating for diminution in the value of or deprivation of the leasehold estate under this Lease, shall be the sole and exclusive property of Landlord, provided that Tenant shall be entitled to any award for the loss of, or damage to, Tenant’s trade fixtures or loss of business and moving expenses, if a separate award is actually made to Tenant and if the same will not reduce Landlord’s award.  Tenant shall have no claim against Landlord for the occurrence of any Condemnation Proceedings, or for the termination of this Lease or a reduction in the Premises as a result of any Condemnation Proceedings.

15.Landlord’s Financing. This Lease shall be subordinate to any existing first mortgage, first deed of trust, ground lease, declaration of covenants, conditions, easements and restrictions (whether recorded on or after the date of this Lease) and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments.  No documentation other than this Lease shall be required to evidence such subordination.  If the holder of any mortgage or deed of trust elects to have this Lease superior to the lien of its mortgage or deed of trust and gives written notice of such election to Tenant, this Lease shall be deemed prior to such mortgage or deed of trust.  Tenant shall execute such documents as may be required by Landlord to confirm such subordination or priority, or a subordination to any future first mortgage or first deed of trust and all renewals, modifications, amendments, consolidations, replacements and extensions of any such instruments, within fifteen (15) days after written request, provided that the lender concerned concurrently provides to Tenant a non-disturbance agreement.  Any sale, assignment or transfer of Landlord’s interest under this Lease or in the Premises, including any such disposition resulting from Landlord’s default under a debt obligation, shall be subject to this Lease and Tenant shall attorn to Landlord’s successors and assigns and shall recognize such successors or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.  Landlord shall, at Landlord’s sole cost and expense, exercise commercially reasonable, good faith efforts to obtain a non-disturbance agreement in favor of Tenant (which will likely contain a subordination and attornment agreement) from any lender holding a mortgage lien on the Premises that is prior in time to this Lease.

16.Default.

16.1.Default by Tenant.  The occurrence of any of the following events shall constitute a default by Tenant under this Lease: (a) Tenant fails to pay any installment of Basic Monthly Rent, Tenant’s Share of Operating Expenses or any other sum due under this Lease within five (5) business days after written notice is given to Tenant that the same is past due; (b) Tenant fails to observe or perform any other term, covenant or condition to be observed or performed by Tenant under this Lease within ten (10) calendar days after written notice is given to Tenant of such failure; provided, however, that if more than ten (10) calendar days is reasonably required to cure such failure, Tenant shall not be in default if Tenant commences such cure within such ten (10) day period and diligently prosecutes such cure to completion;

(c) Tenant or any guarantor of this Lease dies (if an individual), files a petition in bankruptcy, becomes insolvent, has taken against such party in any court, pursuant to state or federal statute, a petition in bankruptcy or insolvency or for reorganization or appointment of a receiver or trustee, petitions for or enters into an arrangement for the benefit of creditors or suffers this Lease to become subject to a writ of execution; (d) Tenant vacates or abandons the Premises; or (e) any guarantor of this Lease attempts to rescind or terminate its guaranty.

16.2.Remedies.  On any default by Tenant under this Lease, Landlord may at any time, without waiving or limiting any other right or remedy available to Landlord, (a) perform in Tenant’s stead any obligation that Tenant has failed to perform, and Landlord shall be reimbursed promptly for any cost reasonably incurred by Landlord with interest from the date of such expenditure until paid in full at the greater of (i) the prime rate then charged by Zions First National Bank, Salt Lake City (or any other bank designated by Landlord), plus four percent (4%), or (ii) twelve percent (12%) per annum (the “Interest Rate”), (b) terminate Tenant’s rights under this Lease by written notice, (c) reenter and take possession of the Premises by any lawful means (with or without terminating this Lease), or (d) pursue any other remedy allowed by law.  Tenant shall pay to Landlord the cost of recovering possession of the Premises, all costs of reletting, including reasonable renovation, remodeling and alteration of the Premises for office purposes, the amount of any commercially reasonable commissions paid by Landlord in connection with such reletting, and all other costs and damages arising out of Tenant’s default, including reasonable attorneys’ fees and costs, and shall repay to Landlord all reduced rent and any other similar concession given to Tenant; provided, however, that for purposes of Tenant’s liability under the foregoing portion of this sentence, such costs of reletting and commissions shall be amortized on a straight-line basis over the initial term of the new lease, and Tenant shall be liable only for that portion so amortized falling within the remaining portion of the Term; provided further, however, that the reduced rent shall be prorated over the Term, commencing after the reduced rent period has expired.  Notwithstanding any termination or reentry, the liability of Tenant for the rent payable under this Lease shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord on demand for any deficiency, whether arising from (v) reletting the Premises at a lesser rent than applies under this Lease, (w) reletting the Premises for a term shorter than the remaining Term, (x) reletting less than all of the Premises, (y) any default in the payment of rent by any person to whom Landlord relets the Premises, or (z) any other cause whatsoever.  No reentry to or taking possession of the Premises or other action by Landlord or its agents on or following the occurrence of any default by Tenant shall be construed as an election by Landlord to terminate this Lease or as an acceptance of any surrender of the Premises, unless Landlord provides Tenant written notice of such termination or acceptance.  In the event of a Tenant default, Landlord shall mitigate its damages in accordance with applicable Utah law, as set forth in Reid v. Mutual of Omaha Ins. Co., 776 P.2d 896 (Utah 1989); provided, however, that Landlord shall not be obligated to: accept less than the then-current market rent for the Premises; lease (or accept an assignment or sublease) to a then-existing tenant of the Building if Landlord is then offering space in the Building for lease; deviate from its then-established guidelines for tenants including, without limitation, use, experience, reputation and creditworthiness; expand or contract the Premises; extend the term of this Lease; or expend any money on behalf of a new tenant.  Tenant shall not have any claim against Landlord as a result of Landlord’s failure to mitigate its damages; however, as a result of such failure, Tenant will have a defense to a claim by Landlord to the extent allowed by applicable Utah law.

16.3.Past Due Amounts.  If Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such unpaid amount shall bear interest at the Interest Rate from the due date of such amount to the date of payment in full, with interest.  In addition, Landlord may also charge a sum of five percent (5%) of such unpaid amount as a service fee.  This late payment charge is intended to compensate Landlord for Landlord’s additional administrative costs resulting from Tenant’s failure to perform in a timely manner Tenant’s obligations under this Lease, and has been agreed on by Landlord and Tenant after negotiation as a reasonable estimate of the additional administrative costs that will be incurred by Landlord as a result of such failure.  The actual cost in each instance is extremely difficult, if not impossible, to determine.  This late payment charge shall constitute liquidated damages and shall be paid to Landlord together with such unpaid amount.  The payment of this late payment charge shall not constitute a waiver by Landlord of any default by Tenant under this Lease.  Notwithstanding the foregoing to the contrary, such interest and late payment charge shall not apply if the failure by Tenant to pay when due any amount required to be paid by Tenant under this Lease is cured within three (3) business days after Landlord gives Tenant written or verbal notice of such failure; provided, that such three (3) day notice and cure period shall not be applicable more than once in any twelve (12) month period.  Therefore, on the second time in any twelve (12) month period that Tenant fails to pay when due any amount required to be paid by Tenant under this Lease, such interest and late payment charge will be due and payable by Tenant and such notice and cure period will be inapplicable.  (Such notice and cure period applies only to such interest and late payment charge.) All amounts due under this Lease are and shall be deemed to be rent or additional rent, and shall be paid without abatement, deduction, offset, prior notice or demand (unless expressly provided by the terms of this Lease).  Landlord shall have the same remedies for a default in the payment of any amount due under this Lease as Landlord has for a default in the payment of Basic Monthly Rent.

16.4.Default by Landlord.  Landlord shall not be in default under this Lease unless Landlord fails to perform an obligation required of Landlord under this Lease within thirty (30) days after written notice by Tenant to Landlord and the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant in writing, specifying the respects in which Landlord has failed to perform such obligation, and such holder fails to perform such obligation within a second thirty (30) day period commencing on the expiration of such first thirty (30) day period.  If the nature of such obligation is such that more than thirty (30) days are reasonably required for performance or cure, Landlord shall not be in default if Landlord or such holder commences performance within their respective thirty (30) day periods and after such commencement diligently prosecutes the same to completion.  In no event may Tenant terminate this Lease or withhold the payment of rent or other charges provided for in this Lease as a result of Landlord’s default.

16.5.Self-Help.  If after all of the required notices have been given and all of the time periods for cure have expired under Paragraph 16.4, neither Landlord nor the holder of any mortgage or deed of trust covering the Property whose name and address have been furnished to Tenant in writing has performed the obligation concerned, and if, but only if, the obligation concerned is one that is to be performed wholly within the Premises and does not affect the Building structure or systems (including, without limitation, life and safety, electrical, plumbing, gas, mechanical or HVAC), then after at least three (3) business days’ prior written notice to Landlord, Tenant may, in compliance with the provisions of Paragraphs 9.2(a) and (b) and subject to all other applicable provisions of this Lease (other than Paragraphs 9.2(c), (d), (e), (f) and (g)), and provided that the persons performing such work are properly insured in a commercially reasonable manner, perform such obligation in a first-class and workmanlike manner.  Landlord shall reimburse Tenant for the reasonable cost of performing such obligation within ten (10) business days after receipt of a written invoice from Tenant, accompanied by evidence of payment in full by Tenant and any appropriate executed lien waivers.

17.Expiration or Termination.

17.1.Surrender of Premises.  Prior to the expiration of the Term or sooner termination of this Lease, Tenant shall, at Tenant’s sole cost, (a) promptly and peaceably surrender the Premises to Landlord “broom clean,” in good order and condition, subject to normal and reasonable wear and tear, (b) repair any damage to the Property caused by or in connection with the removal of any property from the Premises by or at the direction of Tenant, (c) repair, patch and paint in a good and workmanlike manner all holes and other marks in the floors, walls and ceilings of the Premises to Landlord’s reasonable satisfaction, and (d) deliver all keys and access cards to the Premises to Landlord.  Before surrendering the Premises,

Tenant shall, at Tenant’s sole cost, remove Tenant’s movable personal property and trade fixtures (including signage) only, and all other property shall, unless otherwise directed by Landlord in accordance with this Paragraph 17.1, remain in the Premises as the property of Landlord without compensation; however, Tenant shall not remove any personal property or trade fixtures from the Premises (other than Tenant’s business records and files (including electronic files and data), prototypes, trade secrets, signage, trademarks, merchandise or inventory or the personal effects of Tenant’s employees) without Landlord’s prior written consent if such removal will impair the structure of the Building or Tenant is in default under this Lease beyond the expiration of any applicable notice and cure period given to Tenant in this Lease.  If Tenant is in default under this Lease beyond the expiration of any applicable notice and cure period given to Tenant in this Lease, the fair market value of such personal property and trade fixtures left in the Premises and actually used by Landlord shall be credited to the delinquent amounts due under this Lease after all other amounts have been paid by Tenant to Landlord.  Landlord may require Tenant to remove any personal property, trade fixtures, other property, alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant, including, without limitation, any computer lines, wiring, cabling and facilities and other similar improvements, and to restore the Premises to their condition as of the Commencement Date, subject to normal and reasonable wear and tear; provided, however, that notwithstanding the foregoing to the contrary, Tenant shall have no obligation to remove the improvements made by Landlord pursuant to the attached Exhibit C, and except as otherwise expressly required by this Lease, Tenant shall have no obligation to remove any other improvements made by Tenant with Landlord’s prior written consent unless Landlord’s consent to make such alterations was expressly conditioned on Tenant’s removing such alterations at the expiration of the Term or sooner termination of this Lease, except that, in all events, unless Landlord otherwise consents in writing, Tenant must remove all alterations, additions and improvements made to the Premises by Tenant or by Landlord for Tenant that are located above the ceiling tile in the Premises, including, without limitation, any computer lines, wiring, cabling and facilities and other similar improvements, to the extent required by the National Electric Code, as amended.  All personal property, trade fixtures and other property of Tenant not removed from the Premises on the abandonment of the Premises or on the expiration of the Term or sooner termination of this Lease for any cause shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to, and without any obligation to account to, Tenant or any other person.  Tenant shall pay to Landlord all expenses incurred in connection with the disposition of such property in excess of any amount received by Landlord from such disposition.  No surrender of the Premises shall be effected by Landlord’s acceptance of the keys or of the rent or by any other means without Landlord’s written acknowledgement of such acceptance as a surrender.  Tenant shall not be released from Tenant’s obligations under this Lease in connection with surrender of the Premises until Landlord has inspected the Premises and delivered to Tenant a written release.

17.2.Holding Over.  Tenant shall indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses (other than punitive damages), including attorneys’ fees, resulting from delay in excess of thirty (30) days by Tenant in surrendering the Premises in accordance with the provisions of this Lease.  Tenant must obtain the prior written consent of Landlord in order to remain in possession of the Premises after the expiration of the Term or sooner termination of this Lease.  If Tenant remains in possession of the Premises after the expiration of the Term or sooner termination of this Lease without obtaining the prior written consent of Landlord, such occupancy shall constitute an unlawful detainer of the Premises, for which period of occupancy Tenant shall pay to Landlord a rental (and not as a penalty) in the amount of one hundred fifty percent (150%) of the last monthly rental paid by Tenant to Landlord, plus all other charges payable under this Lease.  If Tenant remains in possession of the Premises after the expiration of the Term or sooner termination of this Lease with the prior written consent of Landlord, such occupancy shall be a tenancy from month-to-month at a rental (and not as a penalty) in the amount of one hundred twenty-five percent (125%) for the first month, and one hundred fifty percent (150%) for each month thereafter, of the last monthly rental, plus all other charges payable under this Lease, and on all of the terms of this Lease applicable to a month-to-month tenancy.

17.3.Survival.  The provisions of this Paragraph 17 shall survive the expiration of the Term or sooner termination of this Lease.

18.Estoppel Certificate: Financial Statements.

18.1.Estoppel Certificate.  Tenant shall, within fifteen (15) days after Landlord’s written request, execute and deliver to Landlord an estoppel certificate in favor of Landlord and such other persons as Landlord shall request setting forth the following: (a) a ratification of this Lease; (b) the Commencement Date and Expiration Date; (c) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (d) that all conditions under this Lease to be performed by Landlord have been satisfied or, in the alternative, those claimed by Tenant to be unsatisfied; (e) that no defenses or offsets exist against the enforcement of this Lease by Landlord or, in the alternative, those claimed by Tenant to exist; (f) the amount of advance rent, if any (or none if such is the case), paid by Tenant; (g) the date to which rent has been paid; (h) the amount of the Security Deposit; and (i) such other information as Landlord may request.  Landlord’s mortgage lenders and purchasers shall be entitled to rely on any estoppel certificate executed by Tenant.

18.2.Financial Statements.  Tenant shall, within fifteen (15) days after Landlord’s written request, furnish to Landlord current financial statements for Tenant and any guarantor of this Lease, prepared in accordance with generally accepted accounting principles consistently applied and certified by Tenant to be true and correct.  After the date of this Lease, Landlord shall only request Tenant’s financial statements if required or requested to do so by a current or prospective lender or purchaser.  Any financial statements received by Landlord shall be used only for the express purpose requested.  Landlord and its property manager and their respective employees shall keep any financial statements delivered by Tenant to Landlord confidential and not disclose them to any third party other than any current or prospective lender or purchaser, unless required to do so by law or court order.  Tenant shall not have any obligation to produce financial statements in addition to those, if any, then existing, and shall not have any obligation to produce financial statements more often than twice in any twelve (12) month period.

19.Parking; Signage.

19.1.Parking.  Tenant shall have the non-exclusive right to use a number of parking stalls located on the Property equal to Tenant’s Parking Stall Allocation, together with the non-exclusive right to use such additional parking stalls on the Property as may be needed by Tenant for the Permitted Use, up to a maximum of sixty (60) additional parking stalls, to the extent that such additional parking stalls are available.  If Tenant uses a number of parking stalls greater than Tenant’s Parking Stall Allocation and Landlord reasonably determines that such excess use creates a parking problem for any other tenant of the Building, then on at least thirty (30) days’ prior written notice, (a) Tenant shall thereafter only use a number of parking stalls located on the Property equal to Tenant’s Parking Stall Allocation, and (b) Landlord shall provide to Tenant on a non-exclusive basis such additional parking stalls as may be needed by Tenant for the Permitted Use, up to a maximum of fifty (50) additional parking stalls, in a designated area within the RiverPark Corporate Center that is within a reasonable walking distance from the Building.  Automobiles of Tenant and Tenant’s Occupants shall be parked only within parking areas not otherwise reserved by Landlord or specifically designated for use by any other tenant or occupants associated with any other tenant.  Landlord may from time to time make such reasonable, nondiscriminatory rules and regulations regarding parking as Landlord reasonably determines to be necessary or appropriate; provided, however, that such rules and regulations shall not materially and adversely affect Tenant’s parking rights under this Lease.  Landlord and Landlord’s employees may, without any liability to Tenant or Tenant’s Occupants, cause to be removed any automobile of Tenant or Tenant’s Occupants that may be parked wrongfully in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold harmless Landlord from and against all claims, liabilities and expenses, including attorneys’ fees, arising in connection with such removal.  If Landlord provides reserved parking stalls for the exclusive use of any other tenant in the Building, Landlord shall also offer the same number of reserved parking stalls to Tenant on a proportionate basis as any other such tenant.  As used in the immediately preceding sentence, “on a proportionate basis” refers to the number of reserved parking stalls proportionate to the total number of parking stalls allocated to such other tenant.  For example purposes only, if another tenant received four (4) reserved parking stalls out of a total of one hundred sixteen (116) parking stalls allocated to such other tenant, and Tenant’s Parking Stall Allocation was equal to fifty-eight (58) parking stalls, Tenant would be entitled to two (2) reserved parking stalls and fifty-six (56) unreserved parking stalls.

19.2.Signage.  Tenant shall be entitled to Building standard signage on the Building interior directory, the entrance to the Premises and the exterior multi-tenant monument sign for the Building, as well as the Building crown signage described in Paragraph 4 of the Rider.  Tenant shall not place or suffer to be placed on any exterior door, wall or window of the Premises, on any part of the inside of the Premises that is visible from outside of the Premises or elsewhere on the Property, any sign, decoration, lettering, attachment, advertising matter or other thing of any kind, without first obtaining Landlord’s written approval.  Landlord may establish rules and regulations governing the size, type and design of all such items and Tenant shall abide by such rules and regulations in effect at the time any sign is erected. All approved signs or letterings on doors shall be printed, painted and affixed at the sole cost of Tenant by a person approved by Landlord, and shall comply with the requirements of the governmental authorities having jurisdiction over the Property.  At Tenant’s sole cost, Tenant shall maintain all permitted signs and shall, on the expiration of the Term or sooner termination of this Lease, remove all such permitted signs and repair any damage caused by such removal.

20.[Intentionally omitted.]

21.Rules. Tenant and Tenant’s Occupants shall faithfully observe and comply with all of the rules set forth on the attached Exhibit A, and Landlord may from time to time amend, modify or make additions to or deletions from such rules in a commercially reasonable and nondiscriminatory manner.  Such amendments, modifications, additions and deletions shall be effective on written notice to Tenant.  On any breach of any of such rules, Landlord may exercise any or all of the remedies provided in this Lease on a default by Tenant under this Lease and may, in addition, exercise any remedies available at law or in equity including the right to enjoin any breach of such rules.  Landlord shall not be responsible to Tenant for the failure of any other tenant or person to observe any such rules.

22.General Provisions.

22.1.No Partnership.  Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of Tenant’s business or otherwise.

22.2.Force Majeure.  If either Landlord or Tenant is delayed or hindered in or prevented from the performance of any act required under this Lease by reason of acts of God, strikes, lockouts, other labor troubles, inability to procure labor or materials, fire, accident, failure of power, restrictive governmental laws, ordinances, regulations or requirements of general applicability, riots, civil commotion, insurrection, terrorism, war or other reason not the fault of the party delayed, hindered or prevented and beyond the control of such party (financial inability excepted), performance of the action in question shall be excused for the period of delay and the period for the performance of such act shall be extended for a period equivalent to the period of such delay.  The provisions of this Paragraph shall not, however, operate to excuse Tenant from the prompt payment of rent or any other amounts required to be paid under this Lease.

22.3.Notices.  Any notice or demand to be given by Landlord or Tenant to the other shall be given in writing by personal service, express mail, Federal Express, DHL or any other similar form of courier or delivery service, or mailing in the United States mail, postage prepaid, certified, return receipt requested and addressed to such party as follows:

If to Landlord:

RiverPark Five, LLC
10701 South River Front Parkway, Suite 135
South Jordan, Utah 84095

with a required copy via email to:

If to Tenant:

Prior to the Commencement Date:

Provo Craft and Novelty, Inc.
10876 South River Front Parkway, Suite 600
South Jordan, Utah 84095
Attention: President

On and after the Commencement Date:

Provo Craft and Novelty, Inc.
10855 South River Front Parkway, Suite 400
South Jordan, Utah 84095

Attention: President

Either Landlord or Tenant may change the address at which such party desires to receive notice on written notice of such change to the other party.  Any such notice shall be deemed to have been given, and shall be effective, on delivery to the notice address then applicable for the party to which the notice is directed; provided, however, that refusal to accept delivery of a notice or the inability to deliver a notice because of an address change that was not properly communicated shall not defeat or delay the giving of a notice.

22.4.Severability.  If any provision of this Lease or the application of any provision of this Lease to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which such provision is held invalid shall not be affected by such invalidity.  Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

22.5.Brokerage Commissions.  Except as agreed in writing by Landlord, Landlord represents and warrants that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on any agreement made by Landlord.  Landlord shall indemnify, defend and hold harmless Tenant from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on an actual or alleged agreement made by Landlord.  Tenant represents and warrants that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on any agreement made by Tenant.  Tenant shall indemnify, defend and hold harmless Landlord from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Lease based on an actual or alleged agreement made by Tenant.

22.6.Use of Pronouns.  The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, partnership, association, limited liability company, corporation or a group of two or more individuals, partnerships, associations, limited liability companies or corporations.  The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where more than one Landlord or Tenant exists and to individuals, partnerships, associations, limited liability companies, corporations, males or females, shall in all instances be assumed as though in each case fully expressed.

22.7.Successors.  Except as otherwise provided in this Lease, all provisions contained in this Lease shall be binding on and shall inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns.  On any sale or assignment (except for purposes of security or collateral) by Landlord of the Premises or this Lease, Landlord shall, on and after such sale or assignment and assumption in writing of this Lease by the transferee, be relieved entirely of all of Landlord’s obligations thereafter accruing under this Lease and such obligations shall, as of the time of such sale or assignment and such assumption, automatically pass to Landlord’s successor in interest.

22.8.Recourse by Tenant.  Anything in this Lease to the contrary notwithstanding, Tenant shall look solely to the equity of Landlord in the Premises, subject to the prior rights of the holder of any mortgage or deed of trust, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord on any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord, and no other asset of Landlord or any other person shall be subject to levy, execution or other procedure for the satisfaction of Tenant’s remedies.

22.9.Quiet Enjoyment.  On Tenant paying the rent payable under this Lease and observing and performing all of the terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet enjoyment of the Premises for the Term without interference from Landlord, or anyone claiming by, through or under Landlord, subject to all of the provisions of this Lease.

22.10.Waiver.  No failure by any party to insist on the strict performance of any covenant, duty or condition of this Lease or to exercise any right or remedy consequent on a breach of this Lease shall constitute a waiver of any such breach or of such or any other covenant, duty or condition.  Any party may, by notice delivered in the manner provided in this Lease, but shall be under no obligation to, waive any of its rights or any conditions to its obligations under this Lease, or any covenant or duty of any other party.  No waiver shall affect or alter the remainder of this Lease but each other covenant, duty and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequently occurring breach.

22.11.Rights and Remedies.  The rights and remedies of Landlord and Tenant shall not be mutually exclusive and the exercise of one or more of the provisions of this Lease shall not preclude the exercise of any other provisions.  The parties confirm that damages at law may be an inadequate remedy for a breach or threatened breach by any party of any of the provisions of this Lease.  The parties’ respective rights and obligations under this Lease shall be enforceable by specific performance, injunction or any other equitable remedy.

22.12.Authorization.  Each individual executing this Lease does represent and warrant to each other so signing (and each other entity for which another person may be signing) that such individual has been duly authorized to deliver this Lease in the capacity and for the entity set forth where such individual signs.

22.13.Attorneys’ Fees.  If any action is brought to recover any rent or other amount under this Lease because of any default under this Lease, to enforce or interpret any of the provisions of this Lease, or for recovery of possession of the Premises, the party prevailing in such action shall be entitled to recover from the other party reasonable attorneys’ fees (including those incurred in connection with any appeal), the amount of which shall be fixed by the court and made a part of any judgment rendered.  Tenant shall be responsible for all expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in any case or proceeding involving Tenant or any assignee or subtenant of Tenant under or related to any bankruptcy or insolvency law.  The foregoing provisions of this Paragraph 22.13 shall survive the expiration of the Term or sooner termination of this Lease.

22.14.Merger.  The surrender of this Lease by Tenant, the cancellation of this Lease by agreement of Landlord and Tenant or the termination of this Lease on account of Tenant’s default shall not work a merger, and shall, at Landlord’s option, either terminate any subleases of part or all of the Premises or operate as an assignment to Landlord of any of those subleases.  Landlord’s option under this Paragraph 22.14 may be exercised by notice to Tenant and all known subtenants in the Premises.

22.15.Miscellaneous.  The captions to the Paragraphs of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.  Exhibits referred to in this Lease and any addendums, riders and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though a part of this Lease.  Tenant shall not record this Lease or a memorandum or notice of this Lease.  This Lease and the exhibits, riders and addenda, if any, attached, constitute the entire agreement between the parties.  Any guaranty delivered in connection with this Lease is an integral part of this Lease and constitutes consideration given to Landlord to enter into this Lease.  No amendment to this Lease shall be binding on Landlord or Tenant unless reduced to writing and signed by both parties.  Unless otherwise set forth in this Lease, all references to Paragraphs are to Paragraphs in this Lease.  This Lease shall be governed by and construed and interpreted in accordance with the laws of the state of Utah.  Venue on any action arising out of this Lease shall be proper only in the District Court of Salt Lake County, state of Utah.  LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE PREMISES.  Time is of the essence of each provision of this Lease.  The submission of this Lease to Tenant is not an offer to lease the Premises or an agreement by Landlord to reserve the Premises for Tenant.  Landlord shall not be bound to Tenant until Tenant has duly executed and delivered duplicate original copies of this Lease to Landlord, and Landlord has duly executed and delivered one of those duplicate original copies to Tenant.

LANDLORD AND TENANT have executed this Lease on the respective dates set forth below, to be effective as of the date first set forth above.

LANDLORD:

RIVERPARK FIVE, LLC,
by its Manager:

RIVERPARK HOLDINGS, LLC,
a Utah limited liability company

By	/s/ David S. Layton
David S. Layton Manager

Date	11/26/2014

TENANT:

PROVO CRAFT AND NOVELTY, INC.

By	/s/ Martin Petersen
Print or Type Name of Signatory:

Martin Petersen

Its	CFO

Date	11/21/2014

Signature-1